                      REGISTRATION RIGHTS AGREEMENT
                      -----------------------------

      THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of April 6, 1998, by and among Lincoln Heritage Corporation, a Texas corporation (the "Company") and National Heritage Enterprises, Inc., a Missouri corporation ("Holder" or "Shareholder").

                          W I T N E S S E T H:

      WHEREAS, the Shareholder is the holder of all of the issued and outstanding shares of the Company's common stock, $0.01 par value (the "Common Stock"); and

      WHEREAS, in connection with the proposed initial public offering by the Company of Common Stock, the parties agreed to execute and deliver this Agreement setting forth certain rights of the Shareholder with respect to registration under the Securities Act of 1933, as amended, of the shares of Common Stock held by the Shareholder.

      NOW, THEREFORE, in consideration of these premises, the covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

                                ARTICLE 1

                 Registration of Registerable Securities
                 ---------------------------------------

      1.1   Certain Definitions.    For purposes of this Agreement the
            -------------------
following terms shall have the following meanings:

            (a) The term "Act" means the Securities Act of 1933, as amended;

            (b) The term "Common Stock" shall mean shares of the Company's Common Stock, $.01 per value per share, and any stock or securities issued with respect to such Common Stock by reason of a stock dividend, stock split, combination of shares, recapitalization reclassification, merger, consolidation, corporate reorganization or otherwise;

            (c) The term "Exchange Act" means the Securities Exchange Act of 1934, as amended;

            (d) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act and the declaration or ordering of effectiveness of such registration statement;

            (e) The term "Registerable Securities" means the shares of Common Stock held by the Shareholder; provided, however, such shares shall not be deemed to be Registerable Securities to the extent that the Company shall have received an opinion of counsel reasonably acceptable to the Company that such shares may be resold without registration under Rule 144 under the Act (or any successor rule) or an applicable exemption from registration under the Act;

            (f) The term "Rule 144" means Rule 144 under the Act (or any similar rule then in force); and


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            (g)   The term "Holder" means (a) the Shareholder and (b) any
other person holding Registerable Securities to whom the registration rights set forth in this Agreement have been transferred pursuant to Section 1.9.

      1.2   Demand Registrations.
            --------------------

            (a)   Requests for Registration.  At any time on or after the
                  -------------------------
expiration of 180 days following the consummation of the Company's initial public offering, as set forth in this Section 1.2, the Holder of the Registerable Securities may request registration under the Act of all or part of its Registerable Securities on Form S-1 or any similar long-form registration statement ("Long-Form Registrations") or on Form S-2 or S-3 or any similar short-form registration ("Short Form Registrations") if available. The request for registration shall state that it is being made pursuant to this Section 1.2 and shall specify the number of Registerable Securities requested to be registered. All registrations requested pursuant to Sections 1.2(b) and 1.2(c) are referred to herein as "Demand Registrations."

            (b)   Long-Form Registrations.  The Holder of the Registerable
                  -----------------------
Securities shall be entitled to request two Long-Form Registrations. A registration will not count as a permitted Long-Form Registration until it has become effective and unless the Holder of Registerable Securities is able to register and sell at least 75% of the Registerable Securities requested to be included in such registration.

            (c)   Short-Form Registrations.  In addition to the Long-Form
                  ------------------------
Registrations provided pursuant to Section 1.2(b), at any time after the Company has completed a public offering of the Common Stock under the Act, the holders of a majority of the Registerable Securities shall be entitled to request three Short-Form Registrations. Demand Registrations will be Short-Form Registrations whenever the Company is permitted to use any applicable short-form. After the Company has become subject to the reporting requirements of the Exchange Act, the Company will use commercially reasonable efforts to make Short-Form Registrations available for the sale of Registerable Securities.

            (d)   Limitations on Demand Registrations.  Notwithstanding any
                  -----------------------------------
other provision of this Section 1.2, the Company shall not be obligated to effect any Demand Registration within six months after the effective date of a previous Demand Registration. The Company may postpone for no more than 90 days in any 360-day period, the filing or the effectiveness of a registration statement of a Demand Registration if the Board of Directors, acting in good faith, believes that such Demand Registration might reasonably be expected to have an adverse effect on any proposal or plan to engage in any acquisition or disposal of stock or assets or any merger, consolidation, tender offer or similar transaction; provided that in such event, the Holder of Registerable Securities requesting such Demand Registration will be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration will not count as a Demand Registration; provided, however, that (i) the Company may not exercise this right to delay a Demand Registration on more than one occasion during any period of 12 consecutive months and (ii) the Company shall reimburse the Holder for all expenses (including, without limitation, fees, expenses and disbursements of counsel) incurred in connection with any such registration prior to a delay by the Company.

            (e)   Underwriting Requirements.  In connection with any Demand
                  -------------------------
Registration involving an underwriting, the Company shall (together with the Holder proposing to

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distribute its securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters of recognized standing, reasonably acceptable to the Company, selected for such underwriting by the Holder proposing to sell Registerable Securities pursuant to such Demand Registration. If a Demand Registration is an underwritten offering and the representative of the underwriters advises the Holder in writing that marketing factors require a limitation of the number of Registerable Securities to be included in the registration and underwriting, then, the number of shares of Common Stock that may be included in the registration and underwriting shall be allocated to the Holder in proportion, as nearly as practicable, to the respective aggregate amount of Registerable Securities proposed to be sold by such Holder at the time of initial filing the Registration Statement. If in connection with any Demand Registration involving an underwriting, the Holder requesting registration is unable for any reason to include in such registration all of the Registerable Securities for which registration has been requested, then such Holder shall be entitled to one additional Demand Registration pursuant to this Section 1.2. If the underwriter has not limited the number of Registerable Securities to be underwritten, then the Company may include securities for its own account or for the account of others in such registration if the underwriter so agrees in writing and if the number of Registerable Securities that would otherwise have been included in such registration and underwriting will not thereby be limited for any reason, including, but not limited to, the price for which the Registerable Securities will be sold.

            (f)   Expenses of Demand Registration.  All expenses incurred in
                  -------------------------------
connection with a Demand Registration (excluding underwriters' discounts and commissions), including, without limitation, all registration and qualification fees, fees and expenses of compliance with securities or blue sky laws, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holder shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 1.2 if the registration request is subsequently withdrawn, unless the Holder agrees to forfeit its right to a demand registration pursuant to this Section 1.2.

      1.3   Piggyback Registrations.  If at any time after the expiration of
            -----------------------
180 days after the consummation of the Company's initial public offering, the Company proposes to register any of its Common Stock under the Act and the registration form to be used can be used to register the resale of the Common Stock (other than a registration statement (A) on Form S-8 or any successor form relating to securities issuable pursuant to any benefit plan or (B) on Form S-4, or any successor form to each such form relating to an exchange offer or relating to a transaction pursuant to Rule 145 of the Act), the Company shall, each such time, promptly give the Holder written notice of such determination to effect such a registration not later than twenty (20) days prior to the anticipated date of filing with the Securities and Exchange Commission (the "Commission") of the registration statement. Upon the written request of the Holder given within fifteen (15) days after mailing of any such notice by the Company, as part of the registration to which such notice relates, the Company shall use its best efforts to cause to be registered under the Act all of the Registerable Securities that the Holder has requested to be registered.

            (a)   Underwritten Offerings.  If the registration of which the
                  ----------------------
Company gives notice is for a registered public offering involving an underwriting, then the Company shall so advise the Holder as a part of such written notice. In such event, the right of the Holder to registration pursuant to this Section shall be conditioned upon the Holder's agreeing to participate in such underwriting upon the terms and condition as shall be negotiated by the Company, and the inclusion of the Registerable Securities in the underwriting to the extent provided herein. The Holder proposing to distribute securities through such underwriting shall (together with the Company) enter into an underwriting

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agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provisions of this Section, if the underwriter determines in writing, in its sole and absolute discretion, that marketing factors require a limitation of the number of shares to be underwritten, then the underwriter may exclude some or all Registerable Securities from such registration and underwriting in accordance with the provisions of this Section; provided, however, that if any securities are being offered for the account of any holder of the Company's securities other than the Holder, the reduction in the number of Registerable Securities included in such registration shall not represent a greater percentage of the amount of Registerable Securities originally requested to be registered and sold in such registration than the lowest percentage reduction imposed upon any holder of the Company's securities other than the Holder. The Company shall so advise the Holder distributing securities through such underwriting, and the number of Registerable Securities that may be included in the registration and underwriting on behalf of the Holder shall be allocated to the Holder in proportion, as nearly as practicable, to the amounts of Registerable Securities that the Holder requested to be included in the registration. If the Holder disapproves of the terms of any such underwriting, then the Holder may elect to withdraw therefrom by written notice to the Company and the underwriter. Any securities so excluded or withdrawn from such underwriting shall be withdrawn from such registration.

            (b)  Expenses of Piggyback Registrations.  In the case of any
                 -----------------------------------
registration effected pursuant to this Section, any additional registration and qualification fees and expenses, and any additional costs (other than underwriters discounts and commissions) that result from the inclusion of securities held by the Holder participating in the registration shall be borne by the Company. In addition, the reasonable fees and disbursements of one counsel for the selling Holder shall be borne by the Company.

      1.4   Obligations of the Company.  If the Company is required to use
            --------------------------
its best efforts to effect a registration of the Registerable Securities under this Agreement, the Company shall:

            (a) file with the Commission a registration statement on an appropriate form of registration statement with respect to the Registerable Securities as soon as practicable after receipt of the written request from the Shareholder to do so and use its best efforts thereafter to cause such registration statement to become effective;

            (b) prepare and file as soon as reasonably practicable with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and such prospectus current and to comply with the provisions of the Act with respect to the disposition of the Registerable Securities until the earlier of: (A) such time as all of the Registerable Securities have been disposed of in accordance with the intended methods of disposition by the Holder; (B) the expiration of six months from the effective date of such registration statement; or (C) such time as the Registerable Securities are otherwise freely tradable;

            (c) furnish such number of copies of the registration statement, the preliminary prospectus, term sheet (if any) and prospectus included in such registration statement, and each amendment and supplement thereto, as the Holder may reasonably request;

            (d) use its best efforts to register or qualify the Registerable Securities under the applicable state securities laws as reasonably necessary for the intended distribution of the Registerable Securities and to keep such registration or qualification in effect for so long as the registration statement filed with the Commission remains in effect as provided in (b), above, provided

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that Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction in which it would not otherwise be obligated to be so qualified, or to subject itself to taxation in any such jurisdictions or to consent to general service of process in any such jurisdiction, or to qualify as a dealer in securities;

            (e) notify the Holder, at any time when a prospectus is required to be delivered by the Holder under the Act, upon discovery by the Company that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, whereupon the Holder shall suspend any offers or sales of the Registerable Securities until such time as such prospectus, as amended or supplemented from time to time, shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

            (f) list the Registerable Securities on any securities exchange (and/or on any system of automated dissemination of quotations of securities prices) on which shares of the Common Stock are at any time listed, upon official notice of issuance, and maintain such listing, or, if not so listed, to be listed upon The Nasdaq Stock Market and to maintain such listing; and

            (g) furnish (or cause to be furnished) to the Holder, all undertakings, agreements, certificates, opinions, financial statements and (if reasonably requested by the Holder) "comfort letters" of the sort customarily provided to selling shareholders in secondary distributions and to the managing underwriters, if the transaction in question is or were an underwritten public offering.

      1.5   Obligations of the Holders.  It shall be a condition precedent to
            --------------------------
the obligations of the Company to take any action pursuant to this Agreement that the Holder shall furnish to the Company such information regarding it, the Registerable Securities held by it, and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

      1.6   Black-Out Period Agreement.  In consideration for the Company
            --------------------------
agreeing to its obligations under this Agreement, the Holder agrees in connection with any registration of the Company's securities (other than pursuant to a registration statement (A) on Form S-8 or any successor form relating to securities issuable pursuant to any benefit plan or (B) on Form S-4, or any successor form relating to an exchange offer or relating to a transaction pursuant to Rule 145 under the Act) that, upon the request of the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of the Common Stock (other than those included in the registration) without the prior written consent of such underwriters for ninety (90) days from the effective date of such registration or such shorter period as may be agreed to by the underwriters with regard to such dispositions of the Common Stock by executive officers and directors of the Company.

      1.7   Delay of Registration.  The Holder shall not have any right to
            ---------------------
take any action to restrain, enjoin or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

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      1.8   Rule 144 Reporting.  With a view toward making available to the
            ------------------
holders of Common Stock the benefits of certain rules and regulations of the Commission that may permit the sale of the Common Stock to the public without registration, the Company agrees to use its best efforts to:

            (a) make and keep current public information available, within the meaning of Rule 144 or any similar or analogous rule promulgated under the Act, at all times after it has become subject to the reporting requirements of the Exchange Act;

            (b) file with the Commission, in a timely manner, all reports and other documents required of the Company under the Act and the Exchange Act (after it has become subject to the reporting requirements); and

            (c) so long as any party hereto owns any Registerable Securities, furnish to such party forthwith upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time commencing 90 days after the effective date of the first registration filed by the Company for an offering of its securities to the general public), the Act and the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as such party may reasonably request in availing itself of any rule or regulation of the Commission allowing it to sell any such securities without registration.

      1.9   Transfer of Registration Rights.  The registration rights of the
            -------------------------------
Shareholder under this Agreement may not be transferred to any transferee except a transferee who is the heir or personal representative of a Shareholder or a revocable trust voluntarily established by him primarily for his benefit.

                                ARTICLE 2

                             Indemnification
                             ---------------

      2.1   General Indemnification.  In connection with any registration or
            -----------------------
qualification of the Registerable Securities under this Agreement, (i) the Company shall indemnify and hold harmless the Shareholder, including, but not limited to, each person, if any, who controls the Shareholder within the meaning of Section 15 of the Act, against all losses, claims, damages, liabilities and expenses (including, but not limited to, reasonable expenses incurred in investigating, preparing and defending against any claim) to which the Shareholder or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as the same arise out of or are based upon or are caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) furnished pursuant to this Agreement or insofar as the same arise out of or are based upon or are caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are ultimately determined to have arisen out of or were based upon or were caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon written information furnished to the Company by or on behalf of the Shareholder or any such control person for inclusion in any registration statement or prospectus (and any amendments or supplements thereto), and (ii) the Shareholder shall indemnify the Company, its affiliates, any person who signed any registration statement, and their respective officers, directors and control persons against all such losses, claims, damages, liabilities and expenses (including, but not limited to, reasonable

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expenses incurred in investigating, preparing and defending against any claim) insofar as the same are ultimately determined to have arisen out of or were based upon or were caused by any such untrue statement or alleged untrue statement or any such omission or alleged omission based upon written information furnished to the Company by or on behalf of the Shareholder or any such control person for the inclusion in any registration statement or prospectus (and any amendments or supplements thereto); provided, however, that the liability of the Shareholder under this Section 2.1 shall be limited to net proceeds actually received by such Shareholder pursuant to a prospectus included in a registration statement under this Agreement.

      2.2   Notice of, and Procedures for, Collecting Indemnification.
            ---------------------------------------------------------
Promptly upon receipt by a party indemnified under this Agreement of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Agreement, such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may have to any indemnified party otherwise than under this Agreement unless such failure shall materially and adversely affect the defense of such action. In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable expenses incurred in investigating, preparing and defending against any claim) shall be paid by the indemnified party unless
(a) the indemnifying party agrees to pay the same, (b) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party), or (c) the named parties to any such action (including any impleaded parties) have been advised by such counsel that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party). In the event that either of the circumstances described in clauses
(b) and (c) of the sentence immediately preceding shall occur, the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of any such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. No indemnifying party shall be liable for any settlement entered into without its consent, which consent shall not be unreasonably withheld or delayed.

                                ARTICLE 3

                              Miscellaneous
                              -------------

      3.1   Notices.  All notices, requests and other communications to any
            -------
party hereunder shall be in writing and shall be given to such party at its address or telecopier number set forth on the signature page hereof, or such other address or telecopier number as such party may hereinafter specify for the purpose. Each such notice, request or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 3.1 and the transmitting telecopier receives confirmation of delivery, (b) if given by overnight air courier, on the

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next business day after the date of shipment, or (c) if given by any other means, when delivered at the address referred to in, or specified by such party pursuant to, this Section 3.1.

      3.2   Amendment and Waiver.  The provisions of this Agreement may be
            --------------------
amended or waived only upon the prior written consent of the Company and the Holder.

      3.3   Counterparts.  This Agreement may be executed in two or more
            ------------
counterparts, all of which taken together shall constitute one instrument.

      3.4   Binding on Successors and Assigns.  This Agreement shall be
            ---------------------------------
binding upon, inure to the benefit of and be enforceable by and against the parties hereto and their respective successors and permitted assigns in accordance with the terms hereof.

      3.5   Headings.  The headings in the sections and subsections of this
            --------
Agreement are inserted for convenience only and in no way alter, amend, modify, limit or restrict the contractual obligations of the parties.

      3.6   Severability.  Whenever possible, each provision of this Agreement
            -----------
will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

      3.7   Arbitration.  Any and all disputes relating to this Agreement and
            -----------
the transactions contemplated hereby (including, without limitation, that a party hereto is entitled to indemnification and/or the amount thereof) shall be settled by binding arbitration before a single commercial arbitrator in Austin, Texas. The disputing parties shall jointly select a single arbitrator from a list furnished by the American Arbitration Association, and if such parties cannot agree on an arbitrator within ten (10) days after either party requested the other to select a mutually agreeable arbitrator, then an arbitrator shall be appointed by the American Arbitration Association. The decision and/or award of any such arbitrator shall be final and binding upon all parties having an interest in the dispute.

      3.8   Entire Agreement; Law Governing.  All prior negotiations and
            -------------------------------
agreements between the parties hereto are superseded by this Agreement, and there are no representations, warranties, understandings or agreements other than those expressly set forth herein, except as modified in writing concurrently herewith or subsequent hereto. This Agreement shall be governed by and construed and interpreted according to the internal laws of the State of Texas, determined without reference to conflicts of law principles.

                         *          *          *

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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives on the day and year first above written.

      THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

                                    LINCOLN HERITAGE CORPORATION



                                    By: /s/ Nicholas M. Powling
                                        -----------------------------------
                                        Nicholas M. Powling, President


                                    NATIONAL HERITAGE ENTERPRISES, INC.


                                    By: /s/ Brent D. Cassity
                                        -----------------------------------
                                        Brent D. Cassity, President




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